Exhibit 99.1

Contact:	Brett D. Heffes
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

THIRD QUARTER RESULTS

Minneapolis, MN (October 14, 2015) – Winmark Corporation (Nasdaq; WINA) announced today net income for the quarter ended September 26, 2015 of $5,339,600 (or $1.23 per share diluted) compared to net income of $5,623,000 (or $1.09 per share diluted) in the third quarter of 2014.  For the nine months ended September 26, 2015, net income was $16,145,300 (or $3.39 per share diluted) compared to net income of $14,455,700 (or $2.76 per share diluted) for the same period last year.

The Company experienced modest royalty growth in the franchising business, while profits in the leasing business were lower when compared to last year due to the timing of customer activity in the portfolio.  Earnings per share growth during the quarter was positively impacted by the previously reported self-tender offer.

Winmark Corporation creates, supports and finances business.  At September 26, 2015, there were 1,133 franchises in operation under the brands Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Music Go Round® and Style Encore®.  An additional 104 retail franchises have been awarded but are not open.  In addition, at September 26, 2015, the Company had a lease portfolio of $40.3 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	September 26, 2015	December 27, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$1,060,700	$2,089,700
Marketable securities	226,500	466,800
Receivables, net	1,314,200	1,328,200
Net investment in leases - current	18,260,700	19,831,600
Income tax receivable	855,000	4,163,900
Inventories	59,600	93,500
Prepaid expenses	757,500	467,400
Total current assets	22,534,200	28,441,100

Net investment in leases – long-term	21,994,700	24,188,900
Property and equipment, net	1,218,800	1,420,300
Other assets	607,500	677,500
Deferred income taxes	419,400	—
	$46,774,600	$54,727,800

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Line of credit	$—	$18,500,000
Notes payable, net	1,988,700	—
Accounts payable	1,208,400	1,955,500
Accrued liabilities	3,139,800	1,759,200
Discounted lease rentals	75,800	227,300
Deferred revenue	2,139,200	2,142,600
Deferred income taxes	2,846,400	4,412,600
Total current liabilities	11,398,300	28,997,200
Long-Term Liabilities:
Line of credit	46,200,000	—
Notes payable, net	22,403,200	—
Discounted lease rentals	—	25,800
Deferred revenue	1,536,100	1,347,800
Other liabilities	1,248,800	1,403,200
Deferred income taxes	—	1,344,300
Total long-term liabilities	71,388,100	4,121,100
Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 4,128,031 and 4,998,512 shares issued and outstanding	434,700	422,400
Accumulated other comprehensive loss	(33,700)	(37,100)
Retained earnings (accumulated deficit)	(36,412,800)	21,224,200
Total shareholders’ equity (deficit)	(36,011,800)	21,609,500
	$46,774,600	$54,727,800

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
REVENUE:
Royalties	$11,286,100	$10,725,000	$31,226,700	$28,735,800
Leasing income	3,247,000	4,121,800	16,919,900	11,655,000
Merchandise sales	762,300	786,100	2,182,300	2,259,900
Franchise fees	483,200	558,200	1,253,500	1,514,700
Other	220,900	213,300	917,900	830,500
Total revenue	15,999,500	16,404,400	52,500,300	44,995,900
COST OF MERCHANDISE SOLD	711,600	742,300	2,055,600	2,156,300
LEASING EXPENSE	173,400	808,500	4,941,300	1,234,200
PROVISION FOR CREDIT LOSSES	38,800	(1,700)	(123,400)	26,100
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,733,900	5,677,600	18,226,700	17,874,500
Income from operations	9,341,800	9,177,700	27,400,100	23,704,800
INTEREST EXPENSE	(687,700)	(150,500)	(1,142,900)	(356,700)
INTEREST AND OTHER INCOME/(EXPENSE)	(12,400)	27,200	(61,800)	28,200
Income before income taxes	8,641,700	9,054,400	26,195,400	23,376,300
PROVISION FOR INCOME TAXES	(3,302,100)	(3,431,400)	(10,050,100)	(8,920,600)
NET INCOME	$5,339,600	$5,623,000	$16,145,300	$14,455,700
EARNINGS PER SHARE – BASIC	$1.29	$1.12	$3.53	$2.84
EARNINGS PER SHARE – DILUTED	$1.23	$1.09	$3.39	$2.76
WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC	4,128,031	5,022,166	4,568,813	5,093,243
WEIGHTED AVERAGE SHARES OUTSTANDING – DILUTED	4,338,230	5,156,785	4,758,158	5,235,949